AquaBounty Technologies, Inc. Announces FDA Approval of First U.S. Facility for Commercial Production of AquAdvantage Salmon
MAYNARD, MASS. - April 27, 2018 - AquaBounty Technologies, Inc. (Nasdaq: AQB) (“AquaBounty” or the “Company”), a biotechnology company focused on enhancing productivity in the aquaculture market and a majority-owned subsidiary of Intrexon Corporation (NYSE: XON), today announces that it has received approval from the U.S. Food and Drug Administration (FDA) to raise AquAdvantage® Salmon at its land-based contained facility near Albany, Indiana.
The FDA previously approved AquaBounty’s New Animal Drug Application (NADA) on November 19, 2015, for the production, sale, and consumption of AquAdvantage Salmon in the United States. That approval specified that all production facilities for the product would require separate site-specific approvals. To conform with this requirement, the Company submitted a supplementary NADA to the FDA requesting approval to grow AquAdvantage Salmon at its farm site near Albany, Indiana. The Indiana facility as currently configured has a production capacity of 1200 tons per year and was designed to allow significant expansion. The site has a staff of ten employees that is expected to grow to 25 employees once the first phase of salmon production begins. With the facility now approved, commercial production of AquAdvantage Salmon awaits only official labeling guidelines by the FDA.
AquaBounty CEO Ron Stotish stated, “This is another milestone in our journey to bring our healthy and sustainable salmon to consumers. We are very pleased the FDA has continued their rigorous science-based review process and approved our application on its merits. Our Albany facility is within a few hours’ drive of major markets in Indianapolis, Chicago, Detroit, Cleveland, Columbus, Louisville, and St. Louis, providing us with tremendous opportunity for growth. We still have work to do before we can start production, but we take great pride in this latest accomplishment.”
Shannon Henry, Delaware County Commissioner, added, “We are extremely excited that a cutting-edge aquaculture company like AquaBounty chose Delaware County to grow their operation. The jobs being created at this facility and large capital investment is welcomed news. We will continue to support their efforts.”
About AquAdvantage Salmon - AquAdvantage Salmon is an Atlantic salmon that has been enhanced to grow to market size in about half the time of a traditional farmed Atlantic salmon. It is grown only in land-based contained facilities using a sterile, all-female population. AquAdvantage Salmon is a healthy, environmentally sustainable alternative to conventional farmed Atlantic salmon.
More information about AquaBounty is available at www.aquabounty.com.
Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about AquaBounty, including, but not limited to, statements with respect to AquaBounty’s expectations for production and hiring at the Albany facility and the timing thereof, the anticipated production capacity and the potential for expansion at the Albany facility, the impact of the Albany facility on the local economy, the potential market for AquAdvantage Salmon and its impact on the growth of the Company, and the prospects for removal of regulatory restrictions on the importation of AquAdvantage Salmon into the United States. AquaBounty may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Forward-looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements, including, but not limited to, risks relating to whether or not AquaBounty will be able to obtain additional funding; developments in or the outcome of litigation challenging the FDA’s approval of AquAdvantage Salmon; the introduction of additional statutory or regulatory restrictions on the importation, production, or sale of AquAdvantage Salmon in the United States; AquaBounty’s ability to effect removal of all regulatory restrictions on such importation, production, or sale; and the degree of consumer acceptance of AquAdvantage Salmon. For additional disclosure regarding these and other risks faced by AquaBounty, see disclosures contained in AquaBounty’s public filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, available on the Investors section of AquaBounty’s website at www.aquabounty.com and on the SEC’s website at www.sec.gov. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and AquaBounty undertakes no obligation to update such statements as a result of new information.

Contact
AquaBounty Technologies, Inc.
Dave Conley, Director of Communications
+1 613 294 3078